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Exhibit a(2)

LOGAN COUNTY BANCSHARES, INC.
43 Washington Avenue, P.O. Box 597
Logan, West Virginia 25601

Proxy for the Special Meeting of Shareholders To be Held                              , 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Harvey Oakley and Eddie Canterbury, or any of them, proxies or proxy of the undersigned with full power of substitution to vote, as designated below, the shares of the undersigned at the Special Meeting of the Shareholders of Logan County BancShares, Inc. (the "Corporation") to be held at Logan Bank and Trust Company's office, Corner of Washington Avenue and Main Street, Logan, West Virginia, on                              , 2005, at 5:00 p.m. and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present, hereby revoking all previous proxies.

  1.
  Proposal to approve the Agreement and Plan of Merger:

☐  FOR    ☐  Against    ☐  Abstain

Your Board of Directors recommends that you vote FOR the proposal.

  2.
  Proposal to adopt an amendment to the Articles of Incorporation to add new Article Thirteenth to restrict certain transfers of less than 200 shares (contingent on shareholder approval of the Agreement and Plan of Merger):

☐  FOR    ☐  Against    ☐  Abstain

Your Board of Directors recommends that you vote FOR the proposal.

        If this proxy is properly signed and delivered, the shares represented by this proxy will be voted as specified. If the shareholders do not approve the Agreement and Plan of Merger, no vote will be taken on the proposed amendment to the Articles of Incorporation. If no specification is made, the shares will be voted for the Agreement and Plan of Merger and, if the Agreement and Plan of Merger is approved, for the proposed amendment. The shares represented by this proxy will be voted in the discretion of the proxies on any other matter that may come before the meeting or any adjournment of the meeting. As of the date of the Company's proxy statement for this meeting, the Company was not aware of any proposal which is to be presented at the meeting other than those listed above.

Dated: , 2005	Please sign exactly as your name appears on this proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.
X Signature
X Signature if held jointly

IMPORTANT

Please sign, date and return this proxy
promptly in the enclosed envelope.

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  Exhibit a(2)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
IMPORTANT